Exhibit 99.1

Onyx Acceptance Corporation 2003 Annual Report

Onyx Acceptance Corporation 27051 Towne Centre Drive Foothill Ranch, California 92610 Corporate Office 949.465.3900
For Inversotr Relations, please contact: 949.465.3808 (Direct) 949.465.3530 (Fax) E-mail: investor@onyxco.com
List4ed on the Nasdaq Stock market as “ONYX” Visit our website at www.onyxco.com

Selected Financial Data For The Years Ended December 31, 1999 2000 2001 2002 2003 (Dollars in thousands)
Number of active dealerships. . . . . . . . . . . . . 7,617 9,741 10,115 10,827 12,065 Serviced portfolio. . . . . . . . . $2,133,460 $2,690,607 $2,864,338 $2,905,968 $2,843,446 Operating expenses.. . . . . . $ 70,959 $ 84,304 $ 89,535 $ 84,660 $ 91,874 Operating expense ratio.. . 4.1% 3.4% 3.1% 2.9% 3.2% Delinquency . . . . . . . . . . . . . 2.81% 4.1 4% 4.01% 2.58% 1.37% Total revenues.. . . . . . . . $ 88,943 $ 95,265 $ 98,085 $ 87,870 $ 104,712
Number of Active Serviced Portfolio Operating Expenses Dealerships 12065 91874 89535 10827 I 10115 84304 9741 70959 7617I
99 00 01 02 03 99 00 01 02 03 99 00 01 02 03 $ in millions $ in thousands
Operating Expense Delinquency Total Revenues Ratio 105
4.1 4.14
9 9 0 0 o l 0 2 0 3 99 00 01 02 03 99 00 01 02 03 % of serviced portfolio % of serviced portfolio $ in millions

Corporate Information
Directors Thomas C. Stickel Chairman of the Board
John W. Hall President and Chief Executive Officer
Don P. Duffy Executive Vice President and Chief Financial Officer
G. Bradford Jones
C. Thomas Meyers
Executive Officers John W. Hall President and Chief Executive Officer
Don P. Duffy Executive Vice President and Chief Financial Officer
Michael A. Krahelski Executive Vice President, Secretary and General Counsel
David G. MacInnis Executive Vice President, Loan Servicing
Frank L. Marraccino Executive Vice President
Todd A. Pierson Executive Vice President and Chief Operating Officer
Vincent M. Scardina Executive Vice President and Treasurer
Corporate Office 27051 Towne Centre Drive Foothill Ranch, CA 92610 949.465.3900
Shareholder Services For shareholder account information and other shareholder services, contact the General Counsel at the Company’s corporate office.
Transfer Agent and Registrar American Stock Transfer and Trust Company 59 Maiden Lane, Plaza Level New York, NY 10038 800.937.5449
Independent Accountants Grant Thornton LLP 18400 Von Karman Avenue Suite 700 Irvine, CA 92612-1055 949.553.1600 Onyx Acceptance Corporation
Annual Meeting The annual meeting of Onyx Acceptance Corporation will be held Wednesday, May 26, 2004, at 10:00 a.m. at the Company’s corporate office. All shareholders are welcome to attend.
Form 10-K
All shareholders may obtain, without charge, additional copies of the Company’s Form 10-K via the Investor Relations section at the Onyx Acceptance Corporation web site (www.onyxco.com), or by contacting the Company (see back cover of this report for contact information).